Consent of Independent Auditors

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 19, 2003 related to the financial statements of AAC Investors (the Successor Company) and Asset Acceptance Holdings LLC (the Predecessor Company) included in Amendment No. 4 to the Registration Statement (Form S-1 no. 333-109987) and related prospectus of Asset Acceptance Capital Corp. dated February 3, 2004.

/s/ Ernst & Young LLP

Detroit, Michigan

February 3, 2004